Filed by: MetLife, Inc.
Pursuant to Rule 425 under the Securities Act of 1933
and deemed filed under other applicable sections
of the Securities Exchange Act of 1934
Subject Company: MetLife, Inc.
Commission File No.: 333-152828
On September 12, 2008, MetLife, Inc. issued the following press release announcing the preliminary results of the exchange offer for the split-off of Reinsurance Group of America, Incorporated.

Contacts:	For Media:	John Calagna
(212) 578-6252

	For Investors:	Conor Murphy
(212) 578-7788
METLIFE ANNOUNCES PRELIMINARY RESULTS OF EXCHANGE OFFER
FOR SPLIT-OFF OF REINSURANCE GROUP OF AMERICA, INCORPORATED
NEW YORK, September 12, 2008 — MetLife, Inc. (NYSE: MET) announced today that, based on preliminary results, the previously announced offer to its stockholders to exchange all or some of their shares of MetLife common stock for 29,243,539 shares of class B common stock of Reinsurance Group of America, Incorporated (NYSE: RGA.B) was oversubscribed. The exchange offer was made in connection with the companies’ June 2, 2008 announcement of MetLife’s intent to split-off substantially all of its 52% interest in RGA. The exchange offer expired at 12:00 midnight (ET) at the end of the day on Thursday, September 11, 2008.
Based on a preliminary count by the exchange agent, BNY Mellon Shareowner Services, 253,284,912 shares of MetLife common stock were tendered for exchange, including 138,949,602 shares that were tendered by notice of guaranteed delivery. Because the exchange offer was oversubscribed, MetLife will accept only a portion of the total number of shares of MetLife common stock that were validly tendered and delivered by MetLife stockholders, on a pro rata basis in proportion to the total number of shares tendered by such stockholder. MetLife will accept for exchange 23,093,689 shares of MetLife common stock in exchange for the 29,243,539 shares of class B common stock of RGA. In accordance with the terms of the exchange offer, MetLife stockholders who owned less than 100 shares of MetLife common stock, or an “odd-lot,” who have validly tendered and delivered all of their MetLife shares will not be subject to proration if they elected for such treatment in the exchange offer.
Based on the preliminary results, if all shares tendered by notice of guaranteed delivery are delivered under the terms of the exchange offer, it is estimated that approximately 8.6% of the tendered MetLife common stock will be accepted for exchange. This estimated preliminary proration factor is subject to change. MetLife expects to announce the final results of the exchange offer, including the final proration factor, on or before Wednesday, September 17, 2008.
Shares of RGA class B common stock (issued in book entry form) and shares of MetLife common stock tendered but not accepted for exchange will be credited to accounts of tendering stockholders promptly after the final results of the exchange offer are announced. In addition, checks in lieu of fractional shares of RGA class B common stock will be delivered or mailed promptly after the final results of the exchange offer are announced.
The terms and conditions of the exchange offer are more fully described in an exchange offer prospectus previously filed by RGA and a Schedule TO, as amended, previously filed by MetLife with the U.S. Securities and Exchange Commission. MetLife stockholders who tendered their shares by means of a notice of guaranteed delivery before expiration of the exchange offer must deliver the related shares to the exchange agent by Tuesday, September 16, 2008.
Additional Information and Where to Find It
In connection with the exchange offer (which expired at 12:00 midnight (ET) at the end of September 11, 2008), RGA filed with the U.S. Securities and Exchange Commission (SEC) a registration statement on Form S-4 (No. 333-152828), as amended, that included an exchange offer prospectus dated August 11, 2008, and MetLife filed with the SEC a tender offer statement on Schedule TO, as amended, that included such exchange offer prospectus and related transmittal materials. The exchange offer prospectus and transmittal materials contain important information about the exchange offer and related matters, and were mailed to MetLife’s stockholders. None of MetLife, RGA or any of their respective directors or officers or any dealer manager appointed with respect to the exchange offer made any recommendation as to whether you should participate in the exchange offer. You may obtain a free copy of the exchange offer prospectus and other related documents filed with the SEC by MetLife and RGA at the SEC’s web site at www.sec.gov. Those documents may also be obtained from D.F. King & Co., Inc., which was retained by MetLife as the information agent for the exchange offer. To obtain copies of the exchange offer prospectus and related documents, or if you have questions about the terms of the exchange offer, you may contact the information agent at (212) 269-5550 (banks and brokers only) (collect) or (800) 825-0898 (toll free).
About MetLife
Celebrating 140 years, MetLife, Inc. is a leading provider of insurance and financial services with operations throughout the United States and the Latin America, Europe and Asia Pacific regions. Through its domestic and international subsidiaries and affiliates, MetLife, Inc. reaches more than 70 million customers around the world and MetLife is the largest life insurer in the United States (based on life insurance in-force). The MetLife companies offer life insurance, annuities, auto and home insurance, retail banking and other financial services to individuals, as well as group insurance, reinsurance and retirement & savings products and services to corporations and other institutions. For more information, please visit www.metlife.com.
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